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                                                                  EXHIBIT 10.39

                            THIRD AMENDMENT TO LEASE

         THIS AGREEMENT (hereinafter referred to as the "Amendment") made as of the 1st day of December 1999, between CONTINENTAL INVESTORS, L.P., A New Jersey Limited Partnership, whose address is 1500 Market Street, 3000 Centre Square West, Philadelphia, Pennsylvania 19102 (hereinafter referred to as "Lessor"); and GO AMERICA COMMUNICATIONS CORP., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

                                   WITNESSETH:

         WHEREAS, Lessor's predecessor-in-interest (RREEF USA Fund-I) and Lessee's predecessor-in-interest (Go America Inc.) entered into a lease dated August 7, 1996, as modified by First Amendment to Lease dated August 24, 1998 and Second Amendment to Lease dated June 24, 1999 (hereinafter, collectively, referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 15,917 gross rentable square feet comprising the entire fourth (4th) floor (hereinafter, collectively, referred to as the "Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certain parcel of land designated as Lot 5.A Block 512.A, Lot 1 Block 514 on the current tax map of the City of Hackensack and Lot 3 Block 98 on the current tax map of the Borough of River Edge (hereinafter collectively referred to as the "Parcel"); and

         WHEREAS, Lessee desires to lease additional space on the third (3rd) floor of the Building, and Lessor is willing to lease such additional space to Lessee on the terms and provisions set forth in the Lease, except to the extent provided for herein; and

         WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

         NOW, THEREFORE, Lessor and Lessee agree as follows:

         1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

         2. Lessor and Lessee hereby confirm that the Commencement Date of the Term of the Lease was August 14, 1996 and that the Termination Date is May 14, 2007.

         3. From and after December 1, 1999 through December 31, 2000 (hereinafter referred to as the "Additional Space Term"),

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Lessee hereby leases from Lessor additional space consisting of approximately
4,356 gross rentable square feet on the third (3rd) floor of the Building (hereinafter referred to as the "Additional Space"), which Additional Space is as shown on Exhibit A attached hereto and made a part hereof. The Additional Space is being leased in its "AS IS" condition, and Reference Page Paragraph (7) of the Lease shall be amended to reflect that during the Additional Space Term, the Premises shall include the Premises as they existed prior to this Amendment and the Additional Space for a total square footage of 20,273 gross rentable square feet. From and after January 1, 2001 through the Termination Date of the Lease, as the same may be extended or renewed, Reference Page Paragraph (7) of the Lease shall be amended to reflect that the Premises consists of approximately 15,917 gross rentable square feet.

         4. Lessee shall pay to Lessor during the Additional Space Term, in addition to the Fixed Basic Rent due and owing for the Premises as they existed prior to this Amendment, Fixed Basic Rent for the Additional Space only in the amount of One Hundred Thirty-three Thousand Three Hundred Eleven and 75/100 ($133,311.75) Dollars, which shall accrue at an Annual Fixed Basic Rent of One Hundred Twenty-three Thousand Fifty-seven and 00/100 ($123,057.00) Dollars, payable in advance on the first day of each calendar month in Monthly Fixed Basic Rent installments of Ten Thousand Two Hundred Fifty-four and 75/100 ($10,254.75) Dollars each, and Reference Page Paragraph (9) of the Lease shall be deemed modified accordingly. Lessor acknowledges receipt from Lessee of the sum of Ten Thousand Two Hundred Fifty-four and 75/100 ($10,254.75) Dollars, by check, subject to collection, which shall be applied by Lessor to Fixed Basic Rent for the Additional Space for the month of December 1999.

         5. With respect to calculating Operating Cost Escalation for the Additional Space only, Reference Page Paragraph (2)(A) of the Lease ("Base Operating Costs") shall be amended to reflect that the Base Operating Costs shall be those costs incurred for the Building, Complex and Parcel during Calendar Year 2000.

         6. With respect to calculating Tax Escalation for the Additional Space only, Reference Page Paragraph (2)(B) of the Lease ("Base Real Estate Taxes") shall be amended to reflect that the Base Real Estate Taxes shall be those Real Estate Taxes incurred for the Building, Complex and Parcel during Calendar Year 2000.

         7. With respect to calculating Fuel, Utilities and Electric Cost Escalation for the Additional Space only, Reference Page Paragraph (2)(C) of the Lease ("Base Utility and Energy Costs") shall be amended to reflect that the Base Utility and Energy Costs shall be those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during Calendar Year 2000.

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         8. With respect to the Additional Space only, Reference Page Paragraph
(3) of the Lease ("Base Utility Rate") shall be amended to reflect that the Base Utility Rate shall be the average rate in effect (including surcharges and/or adjustments) from December 1, 1998 through November 30, 1999.

         9. Notwithstanding anything contained herein to the contrary, calculations of Operating Cost Escalation, Tax Escalation, and Fuel, Utilities and Electric Cost Escalation for the Premises as they existed prior to the Additional Space Term shall remain as provided by the Lease prior to this Amendment.

         10. During the Additional Space Term, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be Twenty-one Thousand Three Hundred Sixty-two and 04/100 ($21,362.04) Dollars per annum. From and after January 1, 2001 through the Termination Date of the Lease, as the same may be extended or renewed, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be Fifteen Thousand Nine Hundred Seventeen and 04/100 ($15,917.04) Dollars per annum.

         11. During the Additional Space Term, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 3.44 (%) percent. From and after January 1, 2001 through the Termination Date of the Lease, as the same may be extended or renewed, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 2.70 (%) percent.

         12. During the Additional Space Term, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be eighty-one (81), of which thirty (30) shall be covered and fifty-one (51) shall be uncovered. From and after January 1, 2001 through the Termination Date of the Lease, as the same may be extended or renewed, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be sixty-four (64), of which twenty-five
(25) shall be covered and thirty-nine (39) shall be uncovered.

         13. Section 56 of the Lease ("Limitation of Lessor's Liability") is hereby renumbered to be Section 57 and the following Section is hereby added to the Lease:

                  "56. YEAR 2000 COMPLIANCE. The Lessor and Lessee acknowledge the existence of what is commonly referred to as the Year 2000 problem. Lessor shall endeavor to ensure that all Computer Controlled Facility Components are Year 2000 Compliant by, among other things, seeking written confirmation from the component and/or systems manufacturer and taking such other measures to prevent

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         and/or mitigate any Year 2000 problems, all as part of the Operating
         Costs for the Building, Complex and Parcel and chargeable as such as Additional Rent as provided for in this Lease.

                  (A) Computer Controlled Facility Components refers to software driven technology and embedded microchip technology. This includes, but is not limited to, programmable thermostats, HVAC controllers, elevator controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems and any other Building control systems utilizing microcomputer, minicomputer, or programmable logic controllers.

                  (B) Year 2000 Compliant means Computer Controlled Facility Components that accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and leap year calculations.

                  (C) Lessee acknowledges that Lessor relies upon the manufacturer of said Computer Controlled Facility Components and/or systems to ensure that they are Year 2000 Compliant and that Lessor cannot and does not warrant or represent that said components and/or systems will in fact be Year 2000 Compliant. Lessee hereby waives any claim against Lessor, to include but not be limited to, any business interruption claim, property damage claim or constructive eviction claim resulting from any failure of said Computer Controlled Facility Components and/or systems to be Year 2000 Compliant.

         14. Lessee represents and warrants to the Lessor that Cushman & Wakefield of New Jersey, Inc. is the sole broker with whom Lessee has negotiated in bringing about this Amendment. Lessee agrees to indemnify and hold Lessor harmless from any and all claims of other brokers claiming to have dealt with Lessee and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Amendment by Lessor and Lessee. Lessor shall pay Cushman & Wakefield of New Jersey, Inc. any fees or commissions due as a result of this transaction pursuant to the terms of a separate agreement.

         15. Lessee represents, warrants and covenants that Lessor is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with the passage of time or the giving of

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notice, or both, would constitute a default by either Lessor or Lessee thereunder.

     16. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

     17. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.


     IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

GO AMERICA COMMUNICATIONS CORP., Lessee               CONTINENTAL INVESTORS, L.P., Lessor

                                                      BY:      BERGEN OF HACKENSACK, INC.,
                                                               General Partner


By:  /s/ Francis J. Elenio                            By:  /s/ David K. Barart
   ------------------------------------                   ------------------------------------
Name:    Francis J. Elenio                            Name: David K. Barart
     ----------------------------------                   ------------------------------------
Title:   CFO                                          Title: V.P.
      ---------------------------------                    ------------------------------------
Dated:   12/17/99                                     Dated:  12/21/99
      ---------------------------------                     ------------------------------------


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Exhibit A to Lease Amendment Dated 12/1/99 between Continental Investors, L.P.
(Landlord) and Go America, (Tenant). This plan is intended to only show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add or omit in whole or in part any structures and or improvements and or common areas and or land area shown on this plan. All measurement and distances are approximate. This plan is not to be scaled.


                                  [FLOOR PLAN]